XL CAPITAL                                                                                                              EXHIBIT 12.1
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERENCE ORDINARY SHARE DIVIDENDS
000s OF U.S. DOLLARS

                                                          QTR END      YR END       YR END        YR END        YR END       YR END
                                                          31-MAR       31-DEC       31-DEC        31-DEC        31-DEC       31-DEC
                                                           2004         2003         2002          2001          2000         1999
                                                          -------      -------      -------      --------       -------      -------
EARNINGS:
Pre-tax income from continuing operations                 433,465      323,169      392,903      (833,916)      376,734      390,252
Fixed charges and pref divs.                               53,733      252,413      186,987       117,994        69,427       53,609
Distributed income of equity investees                      9,456      124,888       23,335         3,662         4,987        1,266
                                                          -------      -------      -------      --------       -------      -------
Subtotal                                                  496,654      700,470      603,225      (712,260)      451,148      445,127
Less: Minority interest                                     4,660        9,264       13,371         2,113         1,093          220
Preference share dividends                                 10,080       40,321        9,620            --            --           --
                                                          -------      -------      -------      --------       -------      -------

TOTAL EARNINGS                                            481,914      650,885      580,234      (714,373)      450,055      444,907
                                                          =======      =======      =======      ========       =======      =======

FIXED CHARGES:
Interest costs                                             21,439       94,337      102,200        65,350        32,147       37,378
Accretion of deposit liabilities                           18,665      105,070       65,886        47,922        31,261       12,394
Rental expense at 30% (1)                                   3,549       12,685        9,281         4,722         6,019        3,837
                                                          -------      -------      -------      --------       -------      -------
TOTAL FIXED CHARGES                                        43,653      212,092      177,367       117,994        69,427       53,609
                                                          -------      -------      -------      --------       -------      -------
Preference share dividends - XL Capital                    10,080       40,321        9,620            --            --           --
                                                          -------      -------      -------      --------       -------      -------
TOTAL PREFERED DIVIDENDS                                   10,080       40,321        9,620            --            --           --
                                                          -------      -------      -------      --------       -------      -------
TOTAL FIXED CHARGES AND PREFERENCE
DIVIDENDS                                                  53,733      252,413      186,987       117,994        69,427       53,609
                                                          =======      =======      =======      ========       =======      =======


RATIO OF EARNINGS TO FIXED CHARGES                           11.0          3.1          3.3          (6.1)          6.5          8.3
                                                          -------      -------      -------      --------       -------      -------

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERENCE DIVIDENDS                              9.0          2.6          3.1          (6.1)          6.5          8.3
                                                          -------      -------      -------      --------       -------      -------

DEFICIENCY                                                    N/A          N/A          N/A      (832,367)          N/A          N/A
                                                          -------      -------      -------      --------       -------      -------

(1) 30% represents a reasonable approximation of the interest factor

(2) For the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $832.4 million.